Exhibit 10.20

LEASE

OF

1020 EAST MEADOW CIRCLE

PALO ALTO, CALIFORNIA

BY AND BETWEEN

CALIFORNIA PACIFIC COMMERCIAL CORPORATION,

A CALIFORNIA CORPORATION, LANDLORD

AND

ANACOR PHARMACEUTICALS, INC.

A DELAWARE CORPORATION, TENANT

L E A S E

This Lease, dated October 5, 2007, is made and entered into by and between CALIFORNIA PACIFIC COMMERCIAL CORPORATION, a California corporation (“Landlord”), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant agree as follows:

1.             Premises.

1.1.          Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, the real property commonly referred to as 1020 East Meadow Circle, City of Palo Alto, County of Santa Clara, State of California, and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Premises”). The Premises are improved with a one story building containing approximately 36,960 rentable square feet of floor space (the “Building”). The foregoing statement regarding size is an approximation which the parties agree is reasonable and the rental based thereon is not subject to revision in the event that the actual size differs from the approximation. The portion of the Premises not covered by the Building is hereafter called the “Common Area.”

1.2.          Condition. In the event that within ninety (90) days following Landlord’s delivery of possession of the Premises, it is determined that any of the mechanical or utility systems serving the Premises existing upon such delivery of possession were not in good working condition as of such delivery of possession (without regard to Tenant’s subsequent misuse thereof or Tenant’s subsequent alterations, additions or improvements to the Premises), then Landlord shall promptly take such action as is required to cause such mechanical and utility systems to be in good working condition. In the event that within one (1) year following Landlord’s delivery of possession of the Premises, it is determined that roof of the Building was in need of maintenance and repair as of the date of delivery of possession, then Landlord shall promptly take such action as is required to cause the roof to be in good working condition. Landlord shall provide Tenant with copies of any and all closure plans and reports issued by the Fire Department of the City of Palo Alto or any other governmental or quasi-governmental authority relating to the use by prior tenant of the Premises upon receipt of the same from the prior tenant of the Premises and the June 10, 2005 closure letter issued to Clonetech. Subject to the foregoing provisions regarding the condition of the Premises as of the delivery of possession, Tenant hereby acknowledges: (i) that it is familiar with and has had the opportunity to investigate the condition of the Premises (including but not limited to the mechanical, electrical and fire sprinkler systems, security, environmental aspects, compliance with “Applicable Law”, as defined in paragraph 5.2), the present and future suitability of the Premises for Tenant’s intended use, (ii) that Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor, and without in any manner derogating from Tenant’s obligations set forth herein including, without limitation, those relating to maintenance and repair, Tenant accepts the Premises, including all fixtures, furnishings and equipment, in its present condition, state of repair and operating order and in its present “AS IS” condition (other than as provided above), and (iii) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters.

1.3.          Tenant Improvements. Tenant shall construct all of its initial tenant improvements (the “Initial Tenant Improvements”) in accordance with the work letter attached as Exhibit B (the “Work Letter”). Landlord shall provide Tenant with a Three Hundred Sixty Nine Thousand Six Hundred Dollars ($369,600) tenant improvement allowance on the terms set forth in the Work Letter.

2.             Term and Delivery of Possession.

2.1.          Term. The term of this Lease shall be for a period of approximately one hundred twenty (120) months, commencing on the “Commencement Date” (as defined in paragraph 2.2 below) and terminating on March 31, 2018 (the “Termination Date”).

2.2.          Delivery of Possession; Commencement Date. Landlord shall deliver possession of the Premises to Tenant on April 1, 2008. If for any reason Landlord cannot deliver possession of the Premises to Tenant by April 1, 2008, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the term hereof, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Premises to Tenant on or before July 1, 2008, Tenant shall have the right thereafter to terminate this Lease, and upon such termination, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other. The date that Landlord delivers possession of the Premises to Tenant is sometimes referred to herein as the “Commencement Date”; provided, however, that if Landlord delivers possession of the Premises to Tenant prior to April 1, 2008 pursuant to paragraph 2.3 below, the “Commencement Date” shall be April 1, 2008.

2.3.          Early Entry. The parties acknowledge that the tenancy of the existing tenant of the Premises expires as of March 31, 2008. In the event that the existing tenant vacates the Premises early, Landlord shall deliver possession of the Premises to Tenant for the purpose of constructing its tenant improvements and otherwise preparing the Premises for its intended use. Tenant’s possession and use of the Premises prior to April 1, 2008 shall be subject to all of the terms and provisions hereof, except for the obligation to pay Base Rent and Additional Rent(other than utilities), which obligation shall commence on the Commencement Date; provided, however, that Tenant shall pay any utility costs arising as a result of or in connection with Tenant’s possession of the Premises prior to the Commencement Date.

3.             Rent.

3.1.          Base Rent. Tenant shall pay to Landlord during the term of this Lease monthly base rent (the “Base Rent”), in installments and in the manner provided in paragraph 3.3 below as follows:

Month	Base Rent Per Month

Months 1 - 2	$0.00
Months 3 - 12	$105,336.00
Months 13 - 24	$108,759.42
Months 25 - 36	$112,294.10
Months 37 - 48	$115,943.66
Months 49 - 60	$119,711.83
Months 61 - 72	$123,602.46
Months 73 - 84	$127,619.54
Months 85 - 96	$131,767.18
Months 97 - 108	$136,049.61
Months 108 - Termination Date	$140,471.22

3.2.          Additional Rent.

(a)           For purposes of this Lease, “Operating Expenses” shall mean all costs of owning, managing, operating, maintaining, repairing, replacing and restoring the Premises, including all costs, expenditures, fees and charges for the following: (i) supplying, operating, managing, maintaining, repairing, replacing and restoring utilities, services and related Building systems (including HVAC), sewers, storm drains, pest control, mandatory recycling programs and trash removal (to the extent not paid directly by Tenant pursuant to this Lease, and provided, that the cost of capital repairs and improvements shall be amortized as provided in (vii) below); provided, however, that nothing contained in this subpart (i) shall be construed to make Landlord responsible for maintaining, repairing and/or replacing elements of the Premises that are not part of Landlord’s obligations under paragraph 7.2 of this Lease; (ii) maintaining, repairing, restoring and replacing the Common Area (including landscaped areas, sidewalks, walkways, driveways, and the parking areas, including resurfacing, repainting, restriping and cleaning the same), the Building’s exterior walls, and the roof of the Building, including the roof membrane (provided, however, that the cost of capital replacements and improvements shall be amortized as provided in (vii) below); (iii) compensation (including salaries, wages, employment taxes, fringe benefits and other payroll expenses of employees) for persons who perform duties in connection with the operation, management, maintenance, repair and improvement of the Premises, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Premises; (iv) premiums for property (including coverage for earthquake and flood if carried by Landlord, to the extent permitted in paragraph 12.3 below), liability, rental income and other insurance relating to the Premises, and expenditures for deductible amounts paid under such insurance (other than deductible amounts in excess of $100,000 for any earthquake coverage); (v) licenses, permits, certificates and inspections; (vi) complying with the requirements of any Applicable Laws (with any capital improvements amortized as provided in (vii) below); (vii) amortization of capital improvements to or replacements of the Building or Premises, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements or replacements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over the useful life of such improvements or replacements, as reasonably determined by Landlord; provided, however, that Landlord shall not be required to amortize the cost if (A) if the total amount of such amortization for a particular capital improvement or replacement is less than $20,000, Landlord shall be entitled to accelerate the amortization of the capital improvements and/or replacements in question and include in Operating Expenses the total cost of such capital improvement or replacement, or (B) the capital improvements are required as a result of the specific and unique use of the Premises by Tenant (as compared with uses by tenants in general), a change in use or alterations or modifications to the Premises by Tenant; (viii) property management fees in an amount equal to two percent

(2.0%) of the annual Base Rent payable by Tenant; (ix) [intentionally deleted]; (x) accounting, legal and other professional services incurred in connection with the operation of the Premises and the calculation of Operating Expenses and Real Property Taxes; (xi) contesting the validity or applicability of any Applicable Laws or Real Property Taxes that may affect the Premises, to the extent such action results in a decrease in Real Property Taxes; (xii) supplies, materials, tools and rental equipment; (xiii) [intentionally deleted]; (xiv) the cost of Real Property Taxes; and (xv) any other cost, expenditure, fee or charge, whether or not hereinbefore described, but without duplication, which in accordance with generally accepted accounting principles would be considered an operating expense of managing, operating, maintaining or repairing the Premises.

(b)           Notwithstanding paragraph 3.2(a), “Operating Expenses” shall not include (i) ground rent payments; (ii) interest and principal payments, loan fees and other carrying costs on loans, capital leases or indebtedness of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured; (iii) depreciation; (iv) costs, fines or penalties incurred due to the violation of any Law by Landlord and/or its employees, agents or contractors or due to Landlord’s gross negligence or willful misconduct; (v) salaries, wages, benefits and other compensation paid to officers or employees of Landlord above the grade of building manager or who are not assigned in whole or in part to the operation, management, maintenance or repair of the Premises; (vi) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership or other entity, including general corporate, legal and accounting expenses incurred in connection therewith; (vii) costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, service providers, purchasers or mortgagees of the Building or the Premises; (viii) tax penalties, fines or interest incurred as a result of Landlord’s failure, inability or unwillingness to pay and/or to file any tax or informational returns when due, or from Landlord’s failure to make any tax payment required to be made by Landlord before delinquency (other than to the extent any such failure to pay and/or to file, or to pay before delinquency, is due to Tenant’s failure to timely pay Additional Rent); (ix) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building or the Premises to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (x) costs arising from Landlord’s charitable or political contributions; (xi) costs incurred in connection with a proposed sale or refinancing of the Building or the Premises; (xii) income taxes measured by the net income of Landlord or the owner of any interest in the Building or the Premises, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary transfer taxes imposed in connection with recording a deed transferring an interest in the Premises or any portion thereof or interest therein; (xiii) any expense to the extent covered and actually paid by insurance; (xiv) advertising and promotional expenditures; (xv) the cost of containing, removing, or otherwise remediating any contamination of the Premises (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCB’s”) where Tenant is not responsible for such contamination under the terms of this Lease; and (xvi) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith).

(c)           Tenant shall pay to Landlord an amount equal to the cost of all of the Operating Expenses as additional rent (the “Additional Rent”) as follows:  An amount shall be estimated by Landlord prior to the beginning of each calendar year during the term hereof of the annual Operating Expenses during each calendar year of the term of the Lease and the same shall be payable monthly, in advance, on the same day as the Base Rent is due hereunder. Landlord shall have the right to adjust its estimate of such expenses from time to time upon written notice to Tenant, based upon reasonably anticipated changes in the amount of such expenses. Within one hundred twenty (120) days following the end of such calendar year, Landlord shall deliver to Tenant a statement of actual Operating Expenses for such year; provided, however, that Landlord’s failure to timely deliver such statement shall not prevent Landlord from thereafter collecting Additional Rent with respect to such Operating Expenses. If Tenant has overpaid Operating Expenses, at Landlord’s option either Landlord shall pay to Tenant or Tenant shall be entitled to a credit against the payment for Rent next coming due under this Lease in the amount of such excess (except that any such overpayment allocable to the final year of the term of the Lease shall be refunded to Tenant following the satisfaction of all Tenant obligations under this Lease), and if Tenant has underpaid the Operating Expenses, Tenant shall pay any such deficiency to Landlord within thirty (30) days following receipt of such statement. Landlord’s obligation to make such refund and Tenant’s obligation to pay such deficiency, as applicable, shall survive the expiration of the term or earlier termination of this Lease. Any failure of Landlord to deliver the statement of Operating Expenses as provided herein shall not relieve either party of their respective obligations under this paragraph. The obligations of Tenant to pay any Additional Rent attributable to periods during the term of the Lease and not previously paid by Tenant shall survive the expiration or earlier termination of this Lease.

(d)           Tenant and its duly authorized representatives shall have the right to audit and copy the records of Landlord related to Operating Expenses with respect to any calendar year within one hundred twenty (120) days following receipt of the applicable statement of actual Operating Expenses for such calendar year, upon not less than thirty (30) days’ prior written notice to Landlord, during normal business hours at the business offices of Landlord’s property manager for the Premises; provided that (1) Tenant shall not conduct more than one (1) such audit in any calendar year, (2) Tenant shall keep such information in strict confidence and shall use commercially reasonable efforts to cause any other person or entity performing such audit or inspection to keep such information in strict confidence, and (3) Tenant shall supply Landlord with a copy of the final audit report within twenty (20) days following Tenant’s receipt of the same. In the event Tenant in good faith disputes the accuracy of any statement of actual Operating Expenses on the basis of any such audit, such dispute must be alleged in reasonable detail in written notice to Landlord within thirty (30) days following the delivery to Landlord of Tenant’s audit report. If Tenant’s payments of Operating Expenses are determined by Landlord and Tenant to have been overstated or understated for any calendar year, the parties shall within thirty (30) days after determination of such overstatement or understatement make such adjustment payment or refund as is applicable. Tenant shall pay in a timely manner as required by this Lease any amounts stated as due on each statement of actual Operating Expenses delivered by Landlord, provided that such payment shall not waive any right to audit and/or dispute by Tenant as set forth herein. Landlord shall retain its books and records relating to each year’s Operating Expenses for a period of at least the period during which an audit thereof hereunder may be conducted. Unless Tenant raises any objections to a statement of Operating Expenses within the periods specified therefore hereunder, such statement shall conclusively be deemed correct absent manifest error and Tenant shall have no right thereafter to dispute such Statement or any item therein or the computation of Additional Rent based thereon.

3.3.          Manner of Payment. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. Except as otherwise expressly provided herein, Tenant shall pay to Landlord the rent, including the Base Rent and Additional Rent calculated as set forth above, without deduction, offset or abatement, and without prior notice or demand, in advance commencing on the Commencement Date and thereafter on the first day of each calendar month of the term of this Lease. Any sums payable to Landlord on Landlord’s demand under the terms of this Lease, as opposed to regularly scheduled payments of Base Rent and Additional Rent, shall be due and payable within fifteen (15) days after written notice from Landlord of the amount due. Rent shall be payable in lawful money of the United States to Landlord at the address of Landlord set forth in paragraph 23 below or to such other persons or at such other places as Landlord may from time to time designate in writing. Tenant’s obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

3.4.          Late Payment Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after notice that such amount is delinquent with respect to the first late payment in any calendar year and thereafter within five (5) days after such amount shall be due, then, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus interest at the annual rate of ten percent (10%) commencing as of the date that the payment was due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord in and of itself shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

3.5.          Security Deposit.

(a)           Upon execution of this Lease, Tenant shall deposit with Landlord in cash the sum of One Hundred Forty Thousand Four Hundred Seventy One Dollars and 18/100 ($140,471.18) (the “Deposit”) as security for the faithful performance by Tenant of all of its obligations hereunder. If Tenant fails to pay Base Rent or any other sums due hereunder, or otherwise commits a breach with respect to any non-monetary obligation of Tenant under this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other sum in default, or to reimburse or compensate Landlord for any expenditure, loss or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within fifteen (15) days after written demand therefor, deposit with Landlord an amount in cash sufficient to restore the Deposit to the full amount required by this Lease. Landlord shall not be required to keep the Deposit separate from its general funds. If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Deposit to Landlord’s successor-in-interest, and Landlord thereupon shall be relieved of further responsibility with respect to the Deposit. If Tenant performs all of Tenant’s obligations hereunder, Landlord shall, at the expiration or earlier termination of the term of this Lease and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the security deposit not used or applied by Landlord in accordance with the terms of this Lease. No part of the security deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease. Tenant hereby waives California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises. Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any loss or damage caused by the act or omission of Tenant in violation of the terms of this Lease. Tenant may not assign (except in connection with an assignment of this Lease permitted pursuant to paragraph 15) or encumber the Deposit, and any attempt to do so shall be void and, in all events, not binding upon Landlord.

(b)           Alternatively, Tenant may, in lieu of a cash security deposit, deliver to Landlord a negotiable standby letter of credit (the “Letter of Credit”) in form acceptable to Landlord in Landlord’s discretion in the amount of the Deposit. The Letter of Credit shall be held by Landlord as security to secure Tenant’s faithful performance of Tenant’s obligations under this Lease. The Letter of Credit shall be issued by a financial institution reasonably acceptable to Landlord (the “Bank”). Landlord shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:  (1) such amount is due to Landlord under the terms and conditions of this Lease,  (2) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed. If Tenant fails to pay Rent or otherwise defaults with respect to any provision of this Lease and fails to cure any such default within any applicable notice and cure period provided in this Lease, Landlord may draw on the Letter of Credit for the payment of any rent or other sum in default, or to reimburse or compensate Landlord for any expenditure, loss or damage

(including attorneys’ fees) which Landlord may suffer or incur by reason thereof. The Letter of Credit shall contain language allowing Landlord to draw upon the Letter of Credit upon presentation to the issuer of the Letter of Credit of Landlord’s written statement that Landlord is entitled to the funds represented by such Letter of Credit in accordance with the terms hereof. If Landlord so uses or applies all or any portion of the amount represented by the Letter of Credit, then Tenant shall, within ten (10) days after written demand therefor, deliver a replacement letter of credit in the amount drawn so that the total amounts represented by the Letter of Credit and the replacement letter of credit equals $140,471.18 and Tenant’s failure to do so shall be a material breach of this Lease. The Letter of Credit shall (a) be “callable” at sight, irrevocable and unconditional, (b) be fully assignable by Landlord, its successors and assigns and (c) permit partial draws and multiple presentations and drawings, (d) have an expiration date that is sixty (60) days after the Termination Date; (e) be nonrenewable by the Bank only after not less than sixty (60) days prior written notice from the Bank to Landlord of such nonrenewal, and (e) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication #500. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining, renewing and extending the Letter of Credit. No later than thirty (30) days prior to the nonrenewal of the Letter of Credit or any replacement thereof, Tenant shall deliver a new Letter of Credit meeting the requirements of this paragraph 3.5(b). If Tenant fails to deliver a new Letter of Credit as required herein, then Landlord shall have the right, at its sole option, to draw upon and present the then existing Letter of Credit for the entire amount available thereunder. Until such time as Tenant shall thereafter deliver a new Letter of Credit in the form and substance required hereunder, Landlord shall retain possession of the funds so drawn as a security deposit to secure Tenant’s faithful obligations under this Lease. Any such replacement Letter of Credit shall satisfy and be subject to the provisions this paragraph 3.5(b) Should the Letter of Credit then in effect be revoked, then Tenant shall deliver a replacement Letter of Credit in the form and substance required hereunder. The unused portion of the Letter of Credit shall be returned to Tenant within forty five (45) days following the expiration, without renewal, of the term of this Lease and after Tenant has vacated the Premises; provided, however, that if prior thereto a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit. The Letter of Credit shall also provide that Landlord, and its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity. In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, (i) Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, (ii)Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; and (iii) if requested by the issuer, Landlord shall deliver the Letter of Credit to the issuer for transfer. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

4.             Taxes.

4.1.          Tenant’s Personal Property. Tenant shall pay directly to the charging authority as provided in paragraph 3.2 all taxes assessed against and levied upon Tenant’s leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the Premises.

4.2.          Real Property Taxes.

(a)           Tenant shall pay to Landlord at least ten (10) days prior to delinquency all Real Property Taxes (as hereinafter defined) levied with respect to the Premises.

(b)           The term “Real Property Taxes” as used herein shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services or benefits and any increases resulting from reassessments caused by any new construction or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to or by reason of (a) the ownership, value, possession or use of the Premises (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) including, without limitation, governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Premises, including assessments, taxes, fees, levies and charges imposed by governmental agencies for such purposes as street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services, (b) the fixtures, equipment and other real or personal property of Landlord that are an integral part of the Premises or used in operation of the Premises, or (c) the use of the Common Area, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises unless the same are imposed as a result of environmental contamination on or under the Premises for which Tenant is not responsible under paragraph 6 below; (iii) any new excise, transaction, sales, privilege, or other tax now or hereafter imposed upon Landlord as a result of this Lease; and (iv) the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above.

If at any time during the lease term the taxation or assessment of the Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge or any other cause) an alternate, substitute or additional tax or charge (i) on the value, use or occupancy of the Premises, (ii) on or measured by the gross receipts, income or rentals from the Premises, or on Landlord’s business of leasing the Premises, or (iii) computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease.

Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(c)           Tenant’s liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the lease term at the commencement or expiration of the term.

(d)           Tenant, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any Real Property Taxes, by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any proceeding or action brought by Tenant unless the provisions of applicable regulations require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord’s name, provided that Tenant protect, indemnify, and hold Landlord free and harmless from and against any liability, cost or expense in connection with or as a result of such proceeding or contest. Landlord shall continue, during the pendency of such proceeding or action, to pay the Real Property Taxes due in accordance with this paragraph 4.  If Tenant is successful in such action or proceeding, Tenant shall be entitled to receive any refund resulting from such action or proceeding to the extent Tenant paid the Real Property Taxes refunded.

5.             Use.

5.1.          Permitted Uses. The Premises shall be used and occupied only for the following purposes: laboratory research and development and general offices, assembly, manufacturing, and other lawful purposes incidental thereto which are permitted by applicable zoning ordinances, and for no other use or purpose without Landlord’s prior written consent.

5.2.          Compliance with Law. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will violate any law, statute, zoning restriction, ordinance or governmental law, rule, regulation, permit or requirement of duly constituted public authorities, covenants, easements and restrictions of record, permits or the requirements of any applicable fire insurance underwriting or rating bureau now or hereafter constituted relating to the condition, use or occupancy of the Premises as may now or hereafter be in effect, including, without limitation, (i) the law commonly known as “The Americans With Disabilities Act” (“ADA”), (ii) subject to paragraph 5.4 below, laws pertaining to Hazardous Substances, industrial hygiene and environmental conditions on, in, under or about the Premises (including soil and groundwater conditions), including, but not limited to, the laws referenced in paragraph 5.4(a) below; and (iii) subject to paragraph 5.4 below, laws pertaining to the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substances as hereinafter defined (individually, an “Applicable Law” and collectively, the “Applicable Laws”). Tenant, at Tenant’s sole expense, shall promptly comply with all Applicable Laws including, without limitation, improvements undertaken by

Tenant to the Premises or future Applicable Laws. Tenant shall, within five (5) business days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Law specified by Landlord to the extent that the same is available from governmental agencies to evidence such compliance. Tenant shall promptly upon receipt or knowledge thereof, notify Landlord in writing (with copies of any documents involved) of any claim, notice, citation, warning, complaint or report asserting the failure of the Premises or Tenant’s use thereof to comply with any Applicable Law.

5.3.          Restrictions on Use. Tenant shall not use or permit the use of the Premises in any manner that will create waste on the Premises or constitute a nuisance to, or disturb the quiet enjoyment of, any occupant or user of any adjoining building. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of, any insurance policy covering the Premises or any part thereof. Tenant shall not use any apparatus, machinery or other equipment in or about the Premises that may cause damaging noise or vibration or overload existing electrical systems, or otherwise place any loads upon the floors, walls or ceilings of the Premises in excess of their capacity or jeopardize the structural integrity of the Building or any part thereof. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord (with Tenant acknowledging that in connection with any such approval Landlord will require that the roof penetrations must be treated in a certain manner with materials and by a contractor all approved by Landlord). No materials or articles of any nature shall be stored upon any portion of the Common Area unless located within an enclosure approved by Landlord. Tenant shall not cause or permit any toxic wastes or by-products or other harmful chemicals to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building unless such discharge is permitted by governmental authorities (to the extent such permission is required) and allowed under Applicable Laws.

5.4.          Hazardous Substances.

(a)           Definitions. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is or may be either: (i) injurious or hazardous to the public health, safety or welfare, the environment or the Premises, (ii) now or in the future regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, any product, substance, chemical, material or waste that (i)  now or in the future is defined as a hazardous waste, hazardous substance, hazardous material, pollutant or contaminant under any Applicable Laws, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and Sections 25117 and 25316 of the California Health and Safety Code, or (ii) is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon, methane, lead, microbial matter (including mold), urea and formaldehyde foam insulation. The term “Reportable Use” as used in this Lease shall mean:  (i) the installation or use of any above or below ground storage tank, and (ii) the generation, possession, storage, use, transportation or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include any Hazardous Substance brought on the Premises by Tenant or any person under Tenant’s control for which a notice must be given to persons entering or occupying the Premises or neighboring properties.

(b)           Use Requires Consent. Tenant shall not cause or permit any Hazardous Substance to be brought upon, kept, used, discharged, released or disposed of in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be permitted to use reasonable quantities and the types of Hazardous Substances on the Premises which are typical and customary in the normal course of Tenant’s business permitted on the Premises, provided that:(i) Tenant shall comply with all Applicable Laws in connection with such usage; (ii) Tenant shall dispose of all such Hazardous Substances in the manner required by Applicable Laws and good practices; and (iii) Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and compliance with all Applicable Laws. Landlord hereby consents to the Reportable Use described on Exhibit D provided that such uses are subject to all the terms and conditions of those permits and of this paragraph 5. Tenant shall give Landlord notice of any Reportable Use concurrently with Tenant’s periodic submission to the local fire department or other governmental authority to which Tenant must report such use. In addition, Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous

Substance, activity or storage tank by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the premises and/or the deposit of an additional Deposit under paragraph 3.5.

(c)           Landlord’s Rights. Subject to the provisions of paragraph 19, Landlord shall have the right, but not the obligation, to enter the Premises and conduct an inspection thereof, including invasive tests, at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this paragraph 5.4, including but not limited to the compliance of the Premises and the activities thereon with Applicable Laws, and (ii) to perform Tenant’s obligations under this paragraph 5.4 if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Substances consultants to inspect the Premises and review Tenant’s compliance with the provisions of this paragraph 5.4, including review of all permits, reports, plans, and other documents regarding the same. If such inspection shows that Tenant has breached its obligations herein regarding Hazardous Substances, Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs reasonably incurred by Landlord in performing Tenant’s obligations under this paragraph 5.4. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises.

(d)           Duty to Inform. If Tenant has knowledge or has reasonable cause to believe that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord or as permitted hereunder, Tenant shall promptly give written notice of such fact to Landlord. Tenant shall also promptly give Landlord notice (and a copy, if applicable) of any statement, report, notice, registration, application, permit, business plan, license, claim, action, investigation or proceeding received by Tenant from, any governmental authority or private party, or otherwise known to Tenant, concerning the unlawful presence, spill, release, discharge of, or exposure to, any Hazardous Substance in, on, or about the Premises, including but not limited to all such documents as may relate to any Reportable Uses on the Premises by Tenant. As of the Commencement Date, Tenant shall provide Landlord with a complete list of all Hazardous Substances to be stored, handled, used and/or disposed of at the Premises (including, without limitation, as to common trade name, chemical name, components and concentration and maximum quantity expected to be stored), excluding standard janitorial and office products. Tenant shall update this list at reasonable intervals throughout the term of the Lease so it remains current. Within fifteen (15) days following Tenant’s receipt of Landlord’s request therefor from time to time during the term of the Lease, Tenant shall deliver to Landlord a summary of such Hazardous Substances as are actually then being stored, handled, used and/or disposed of at the Premises (including, without limitation, as to common trade name, chemical name, components and concentration and maximum quantity stored) in such form as may be reasonably requested by Landlord.

(e)           Compliance. Tenant shall procure, maintain in effect and comply with all conditions of all permits, licenses and other governmental and regulatory approvals required for the use, storage or disposal of Hazardous Materials at the Premises for which Tenant is responsible under this Lease. Tenant shall handle, treat, deal with and manage in all respects all Hazardous Substances at the Premises in complete conformity with all Applicable Laws and good industry practices regarding management of such Hazardous Substances. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the presence of Hazardous Substances at the Premises for which Tenant is responsible under this paragraph 5.4, including inspection, monitoring and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Substances, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work shall be performed in a good, safe and workmanlike manner by Tenant or its consultants and contractors qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with Landlord’s operation, leasing and sale of the Premises. Tenant shall deliver to Landlord concurrently with delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, closure or remedial action plans; and all material and relevant notices, and all other documents or communications relating to Hazardous Materials at the Premises and/or compliance with Applicable Laws regarding the same for which Tenant is responsible under this Lease. Specifically, and not by way of limitation, Tenant shall promptly submit to Landlord a copy of any regulatory filing made to the Fire Department of the City of Palo Alto (“PAFD”) or any other governmental or quasi-governmental agency with respect to Hazardous Substances and prior to the expiration or earlier termination of this Lease, Tenant shall obtain an environmental closure authorization from the PAFD is accordance with a closure plan previously prepared by Tenant and any other applicable requirements of the PAFD.

(f)            Indemnification by Tenant. Tenant shall be responsible for and shall indemnify, protect, defend and hold

Landlord, its officers, directors, agents, employees, lenders and their respective successors and assigns, harmless from and against any and all damages, losses, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and reasonable attorney’s and consultant’s fees arising out of or involving Tenant’s failure to comply with all Applicable Laws with respect to Hazardous Substances and/or any Hazardous Substance or storage tank brought on the Premises by or for Tenant or under Tenant’s control (hereinafter referred to as “Claims”) at any time during Tenant’s possession prior to or during the term of this Lease, including, but not limited to, the effects of any contamination or injury to person, property or the environment, and the cost of investigation (including reasonable consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. All of Tenant’s and its assignee’s and sublessee’s agents, employees, contractors, invitees, and guests shall be deemed under Tenant’s control; provided, however that a person who is on the Premises without the express or implied consent or permission of Tenant or sublessees shall not be deemed under Tenant’s control. Tenant’s indemnity obligations shall include (without limitation), and Tenant shall reimburse Landlord for, the following: (i) losses in or reductions to rental income resulting from Tenant’s use, storage, disposal of or failure to timely remove Hazardous Substances;  in violation of its obligations under this Lease; (ii) all costs of refitting or other alternations to the Premises necessitated by Tenant’s use, storage, disposal of or failure to timely remove Hazardous Substances including, without limitation, alterations required to accommodate an alternate use of the Premises; (iii) any diminution in the fair market and/or rental value of the Premises or any portion thereof caused by Tenant’s use, storage, disposal of or failure to timely remove Hazardous Substances; and (iv) costs incurred by Landlord in performing Tenant’s obligations under this paragraph 5.4. Tenant agrees to defend all Claims on behalf of Landlord with counsel reasonably acceptable to Landlord, and to pay all fees, costs, damages, or expenses relating to or arising out of any indemnifiable Claim including reasonable attorneys’ fees and costs. Tenant shall further be responsible for and shall indemnify, defend, and hold Landlord and its agents harmless from and against all Claims, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, clean-up, or restoration work which is required by any government agency having jurisdiction and which arises from Tenant’s storage, use, or disposal of Hazardous Substances on the Premises at any time prior to or during the term of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

(g)           No Lien. Tenant shall not suffer

any lien to be recorded against the Premises as a consequence of any Hazardous Substances for which Tenant is responsible under this paragraph 5.4, including any so-called state or federal “super fund” lien related to the remediation of any Hazardous Substances.

(h)           Remediation; Surrender. Tenant shall upon demand by Landlord, and at Tenant’s sole cost and expense, promptly take all actions to remediate the Premises from the effects of any Hazardous Substances for which Tenant is responsible under this paragraph 5.4. Such remediation shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial Plans, and the performance of any clean up, remediation, containment, monitoring or restoration work, whether on or off the Premises. Tenant shall take all actions necessary to remediate the Premises from the effects of such Hazardous Substances to a condition allowing unrestricted use of the Premises, but in no event to a condition which is better than the condition existing as of the Commencement Date, notwithstanding any lesser standard of remediation allowable under Applicable Laws. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that my be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities and/or that are submitted to any governmental entity. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes in accordance with good engineering practices and compliance with Applicable Laws, remove all associated equipment, and restore the Premises to the condition as set forth above (but in no event to a condition which is better than the condition existing as of the Commencement Date), which shall include without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant’s Hazardous Substances for which Tenant is responsible under this paragraph 5.4.

(i)            Survival. The provisions of this paragraph 5.4 shall survive the expiration or earlier termination of this Lease.

6.             Maintenance and Repairs.

6.1           Tenant’s Obligations. Except for items which are the responsibility of Landlord pursuant to paragraph 6.2 below and the other express provisions of this Lease, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Building and every part thereof and Tenant’s signs in good and safe order, condition and repair (and replace, if necessary), whether or not such portion of the Building requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Building, including, without limiting the generality of the foregoing, all equipment or facilities within or outside the Building, such as the generator,  plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fixtures, walls, ceilings, floors, windows, doors, located in, on or about the Building. Tenant, in keeping the Building in good order, condition and repair, shall exercise and perform good maintenance practices. With respect to such maintenance and repair, Tenant shall at its expense undertake and provide the following during the term of this Lease:

(i)            a heating, ventilating and air conditioning (“HVAC”) systems preventive maintenance contract covering all HVAC systems servicing the Building, which shall provide for and include, without limitation, maintenance, repair and replacement of filters, condensers and other parts, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, weather proofing of all exposed HVAC equipment and ducts, and other preventive maintenance. Tenant shall at its sole coat and expense: (A) have routine maintenance performed at least every sixty (60) days by a company acceptable to Landlord and in a form acceptable to Landlord and require the company performing such maintenance to deliver Landlord with copies of the HVAC maintenance reports, which reports shall be in form acceptable to Landlord, concurrently with providing the same to Tenant; (B) require that Landlord be delivered, at the same time that Tenant receives the same, copies of all other reports obtained by Tenant with respect to the HVAC systems; and (C) promptly upon receipt, provide Landlord with copies of all maintenance and repair invoices received by Tenant with respect to the HVAC systems and evidence that the same have been paid by Tenant; and (D) cause the HVAC systems to be maintained, repaired and replaced in a first class manner;

(ii)           a service contract for the washing of all exterior windows of the Building (both interior and exterior surfaces) which provides for the periodic (no less than two times per year) washing of all such windows; and

(iii)          a fire sprinkler system, water flow and smoke alarm preventative maintenance and testing contract covering all sprinkler and smoke alarm systems services in the Building.

All repairs required to be made shall be made promptly with new materials of like kind and quality.

The parties acknowledge that Landlord has a particular interest in maintaining the HVAC system because of its value to Landlord’s ownership of the Building. In addition to the other rights and remedies available to it, Landlord may elect at any time to terminate Tenant’s right to be responsible for the maintenance and repair of the HVAC systems if Tenant fails to comply with the forgoing covenants, or, if in Landlord’s reasonable judgment, Tenant has not repaired or maintained such in first class condition. If Landlord undertakes the maintenance or repair of the HVAC systems, the cost to Landlord shall be included in Paragraph 3.2 (a) Operating Expenses.

Tenant shall obtain Landlord’s prior written consent to any work performed on or to the roof of the Building by or on behalf of Tenant.

Acknowledging that Landlord is responsible for providing maintenance of the Common Area, Tenant shall use the parking and Common Area so that they are in a neat and clean condition and in good appearance consistent with other buildings in the area. Tenant shall not store anything nor place any storage sheds or other structures in the Common Area. All trash shall be stored in closed containers approved by the scavenger company and shall not overflow those containers. Tenant shall use the parking lot only for parking and ingress and egress of vehicles used by it, its employees and invitees, and for no other purpose. No inoperable vehicles shall be left in the parking area.

6.2           Landlord’s Obligations. Subject to Tenant’s obligations under paragraph 6.1, Landlord shall, at Tenant’s expense, payable as Operating Expenses in accordance with paragraph 3.2, keep in good condition, order and repair the Common Area and all elements therein, any plate glass and skylights located on the exterior of the Building, the roof of the Building (membrane and structure) (except that Tenant shall repair at Tenant’s expense, and with Landlord’s approval as provided in paragraph 5.3, any damage caused by Tenant’s activities on or to the roof, including, but not limited to, the installation of air conditioning equipment and/or duct work, or other roof penetrations, and improper flashing or caulking, and any damage to exposed air conditioning equipment and duct work installed by or for Tenant), and the structural slabs, columns and other structural elements of the Building (including, without limitation, the painting or cleaning of the exterior walls of the Building). Tenant shall promptly notify Landlord of the need for Landlord to make any of repairs of which it becomes aware. Notwithstanding anything to the contrary contained in this Lease, (i) Landlord shall not be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable time following receipt of Tenant’s written notification; and if capital expenditures in excess of $1,000,000 are required during the term of the Lease (or $200,000 during the last two (2) years of the term of the Lease), Landlord may terminate this Lease upon nine (9) months prior written notice to Tenant unless Tenant notifies Landlord in writing within ten (10) days after receipt of Landlord’s termination notice that Tenant will pay the cost of such expenditures. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Tenant and Landlord expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Tenant the right to make repairs at the expense of Landlord or to terminate this Lease by reason of, any needed repairs. However, if Landlord fails to perform any of Landlord’s obligations under this paragraph 6.2 within a reasonable period after receipt of written notice of the need therefor from Tenant (or such shorter period as may be reasonably appropriate in an “emergency situation”, as hereinafter defined), and such failure results in either (i) a situation which materially and adversely affects the operation of Tenant’s business from the Premises or (ii) an emergency situation, then Tenant shall have the right, but not the obligation, to promptly take such measures as are necessary to cure such situation (using the Building-standard subcontractors for any work on the Building roof, provided the applicable subcontractor is available at commercially reasonable and competitive rates for comparably experienced subcontractors in the Palo Alto area given the work to be performed, and if such subcontractors are not so available, Tenant shall use for such work qualified, licensed contractors reasonably experienced in performance of comparable work in comparable buildings), and Landlord shall reimburse Tenant for the reasonable costs of completing such cure. As used herein, an “emergency situation” shall mean a situation where Landlord’s failure to perform has resulted in an imminent risk of injury to persons or material property damage.

7.             Alterations.

7.1.          Landlord’s Consent Required. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, make any alterations, improvements or additions or utility installations (collectively called “alterations”) in, on or about the Premises, except for alterations which (i) in each case do not exceed Twenty-Five Thousand Dollars ($25,000) in cost or Fifty Thousand Dollars ($50,000) in cost in the aggregate in any calendar year; (ii) are to the interior of the Building and do not affect the outside appearance of the Building; (iii) are nonstructural and do not impair the structural integrity of the Building; and (iv) do not adversely affect the proper functioning of the building systems or other utilities, systems and services of the Building. Notwithstanding the forgoing, in no event shall Tenant decrease the proportion of the Premises which constitute laboratories. As used in this paragraph 7.1, the term “utility installation” means power panels, wiring, conduits, air conditioning and plumbing. If the estimated cost of the improvements exceeds $500,000, Landlord may require Tenant to provide Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to the estimated cost of such alterations, or other reasonable assurance to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Tenant make any alterations which require Landlord’s prior written consent without obtaining such prior written consent, Tenant shall upon demand by Landlord promptly remove the same and restore the Premises to its original condition before such alterations, all at Tenant’s expense.

7.2.          Plans and Permits. Any alterations which Tenant shall desire to make in or about the Premises and which require the prior written consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant’s sole expense. Landlord shall give its written approval or disapproval thereof within ten (10) days after receipt by Landlord, which approval or disapproval shall be reasonable. Any consent by Landlord thereto shall be deemed conditioned upon Tenant’s acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant’s sole expense. Upon completion of any such alteration which requires Landlord’s consent and/or a permit, Tenant, at Tenant’s sole cost, shall promptly deliver to Landlord “as-built” plans and specifications therefor.

7.3.          Construction Work Done by Tenant. All construction work required or permitted to be done by Tenant shall be performed by a licensed contractor and subcontractors (with respect to work to the Building HVAC, electrical and plumbing systems) approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned in a reasonably prompt, diligent, and good and workmanlike manner and shall conform in quality and design with the Premises existing as of the date of delivery of possession to Tenant. All such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the Premises. Tenant or its agents shall secure all licenses and permits necessary therefor and final approval thereof upon completion. Work, once started, shall be diligently pursued through to completion in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord and in compliance with all Applicable Laws and insurance requirements. In connection with alterations requiring Landlord’s consent hereunder, no material changes shall be made to such plans and specifications as approved without the prior approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Throughout the performance of such alterations, Tenant, at its expense, shall carry, or cause to be carried by Tenant’s contractor and its subcontractors, in addition to the insurance described in paragraph 12, Workers’ Compensation insurance in statutory limits and such other insurance as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the alterations and, upon request, at reasonable intervals thereafter until completion of the alterations.

7.4.          Title to Alterations. Unless Landlord requires the removal thereof as set forth in paragraphs 7.1 or 7.5, any alterations which may be made on or to the Premises, shall be and remain the property of Tenant during the term of this Lease, and thereafter shall become the property of Landlord at the expiration or sooner termination of the term of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the Premises, together with all other alterations that have become an integral part of the Premises, shall be and become the property of Landlord at the expiration or sooner termination of the term of this Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of this Lease. Notwithstanding the provisions of this paragraph 7.4, Tenant’s furnishings, furniture partitions and panels, trade fixtures, machinery and equipment, laboratory benches and laboratory equipment (but excluding fume hoods installed as part of the initial tenant improvements in acccordance with the Work Letter,  which fume hoods shall remain on the Premises), other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant, provided Tenant at Tenant’s expense immediately after removal repairs any damage to the Premises caused thereby and, with respect to any fume hoods removed, removes any accessory ducting, wiring or other improvements or alterations related thereto which Landlord requests that Tenant remove.

7.5.          Removal of Alterations. Other than the initial tenant improvements made in acccordance with the Work

Letter, Tenant shall remove any alterations that Tenant has made to the Premises and restore the Premises as hereinafter provided unless Landlord notifies Tenant otherwise prior to the expiration of the term of the Lease. If Landlord does not give such notice, Tenant shall, at its sole expense, prior to expiration of the lease term or within thirty (30) days after any sooner termination thereof, remove such alterations, repair any damage occasioned thereby, and restore the Premises to the condition existing as of the date such alteration was made or, in the event of the removal of existing improvements without the installation of any new improvements, as of the date such removal was undertaken. The obligations of Tenant set forth in this paragraph shall survive the termination of this Lease. The terms of this paragraph 7 shall apply to the initial tenant improvements constructed by or on behalf of Tenant.

8.             Mechanics’ Liens. Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Tenant shall give Landlord notice of the date of commencement of any work in the Premises not less than ten (10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the Premises in connection therewith. Tenant shall have the right to contest any such liens filed in good faith, provided that if any such liens are filed and not removed or bonded over within fifteen (15) days after notice from Landlord, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations, cause such liens to be released by any means it deems proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord upon demand any sum paid by Landlord to remove such liens together with Landlord’s costs and attorneys’ fees and interest at the rate of ten percent (10%) per annum from the date of payment.

9.             Utilities; Janitorial and Security Services. Tenant shall pay when due directly to the charging authority all charges for water, gas, electricity, telephone, janitorial service, refuse pickup, and all other utilities and services supplied or furnished to the Premises during the term of this Lease, together with any taxes thereon. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever (except to the extent an interruption is caused by the Landlord’s gross negligence or willful misconduct and continues for ten consecutive days after Landlord receives notice from Tenant of such interruption), constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. In no event shall Landlord be liable to Tenant for interruption of Tenant’s business due to failure or interruption of any such utilities or services, unless such interruption (i)is caused by the gross negligence or willful misconduct of Landlord,(ii) continues for a period of three (3) days after written notice by Tenant, (iii) Tenant has maintained its generator in good condition and has resorted to it to remedy any problem, and(iv) causes any damages to Tenant because of such circumstance are not covered by Tenant’s insurance. Subject to the foregoing, Tenant hereby waives any benefits of any applicable existing or future law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability. Tenant shall be responsible for the janitorial service for the entire Building, and shall maintain the Premises in clean condition. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the Premises, and Tenant may at its own expense provide or obtain such security services as Tenant may desire to ensure the safety of the Premises.

10.           Indemnity. Tenant shall indemnify, defend, protect and hold Landlord, its officers, directors, employees, agents, lenders and their respective successors and assigns harmless from and against any and all claims, loss of rents, damages, losses, expenses (including, without limitation reasonable attorneys’ fees) or liabilities arising out of, involving, or in connection with the use and/or occupancy of the Premises by Tenant, any act or omission in or about the Premises by Tenant or any of its agents, employees, contractors or invitees, or the Default by Tenant under this Lease. In the event any action or proceeding shall be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the termination of this Lease. Notwithstanding the foregoing, the indemnity, defense and hold harmless obligations of Tenant shall not apply to any claims, loss of rents, damages, losses, expenses or liabilities to the extent caused by the gross negligence or willful misconduct of Landlord or the breach by Landlord of its obligations under this Lease.

11.           Waiver of Claims. Tenant hereby waives any claims against Landlord, its officers, directors, employees, agents, lenders and their respective successors and assigns for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant’s agents, employees, invitees, or any other person in or about the Premises regardless of whether the same results from conditions existing upon the Premises or from other sources or places, except to the extent that such claims result from the gross negligence or willful misconduct of Landlord.

12.           Insurance.

12.1.        Tenant’s Liability Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring against liability arising out of the condition, use, occupancy or maintenance of the Premises. Such policy of insurance shall have a combined single limit for both bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000) per occurrence. No more often than every three (3) years, Landlord may require Tenant to increase the amount of such coverage if, in Landlord’s reasonable opinion, the amount of such coverage is no longer adequate. The policy shall contain cross-liability or equivalent endorsements. Tenant’s liability insurance policy or policies shall:  (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Building and the other portions of the Premises; and (v) extend coverage to cover liability for the actions of Tenant’s representatives and invitees. Each policy of liability insurance required by this paragraph shall:  (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; and(iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss. The insurance requirements set forth herein are independent of Tenant’s indemnification and other obligations under this Lease and shall not be construed to restrict, limit or modify such indemnification or other obligations of Tenant under the Lease.

12.2.        Landlord’s Liability Insurance. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) against liability for personal injury, bodily injury or death, and damage to property occurring or resulting from an occurrence in, on or about the Premises with a combined single limit in such form and in such amounts and including such coverages as Landlord deems appropriate, but in any event no less than that required to be maintained by Tenant. Such policy may be a blanket policy also covering other properties owned by Landlord.

12.3.        Property Insurance.

(a)           Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, but excluding coverage of fixtures, machinery, equipment, alterations and leasehold improvements of Tenant which are not considered part of the real estate for insurance purposes, in the amount of the full replacement value thereof, as the same may exist from time to time, or the amount required by any lender (but in no event more than the commercially reasonable and available insurance value thereof) providing protection against all perils customarily included within the “all risk” or “special form” classification of causes of loss, and, at Landlord’s option, flood, earthquake and additional costs resulting from debris removal and the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance commencing on the date of loss and continuing for a period of at least one (1) year, with proceeds payable to Landlord, which insurance may also cover all Real Property Taxes, insurance premiums, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage may include sprinkler leakage insurance if the Building contains fire sprinklers. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord.

(b)           Tenant shall, at Tenant’s sole expense, obtain and keep in force during the term of this Lease, a policy covering causes of loss-special form insuring the fixtures, machinery, equipment, alterations, personal property and leasehold improvements of Tenant which are not considered part of the real estate for insurance purposes for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured to the extent that the same would become the property of Landlord upon the expiration or sooner termination of this Lease. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord shall have no obligation to carry insurance on any of Tenant’s personal or other property.

12.4.        Payment. Tenant shall pay to Landlord the premiums for the insurance obtained by Landlord pursuant to paragraphs 12.2 and 12.3(a). Landlord may obtain liability insurance and property insurance for the Premises separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case, Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises, as reasonably determined by the insurer or Landlord. If the term of this Lease does not expire concurrently with the expiration of the period covered by such insurance, Tenant’s liability for premiums shall be prorated on an annual basis.

12.5. Insurance Policies. The insurance required to be obtained by Tenant pursuant to paragraphs 12.1 and 12.3(b) shall:  (i) be primary insurance; (ii) name Landlord, Landlord’s property manager and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing as an additional insured by endorsement, with such endorsement to be on such form and with such modifications as Landlord may require (with such additional insureds being provided at least the same extent of coverage as is provided to Tenant under such policies and all endorsements effecting such additional insured status being at least as broad as additional insured endorsement form number CG 2010 11 85 promulgated by the Insurance Services Office); (iii) be maintained at Tenant’s sole cost and; (iv) be in a form reasonably satisfactory to Landlord, which form may be a blanket policy; (v) be carried with companies admitted to do business in California, rated by the latest edition of the A.M. Best Insurance Guide as A-VIII or better (or such other rating as may be required by any lender); and (vi) provide that the deductible amount under such insurance shall not exceed $25,000. The policy or policies, or duly executed certificates for them, shall be deposited with Landlord on or prior to the date Tenant takes possession of the Premises. Each policy shall provide for the carrier to provide at least thirty (30) days prior written notice to Landlord of cancellation or non-renewal. At least thirty (30) days prior to the expiration of any required insurance policy, Tenant shall furnish Landlord with proof that a new policy has been issued, continuing in force the insurance covered by the policy which is expiring. In addition, Tenant shall at Landlord’s request provide to Landlord evidence that the insurance required to be carried by Tenant pursuant to this Lease, including any endorsement effecting the additional insured status, is in full force and effect and that the premiums therefor have been paid when due. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in paragraphs 12.1, 12.2, and 12.3.

12.6.        Waiver of Subrogation. Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control regardless of the cause (including negligence of the party benefiting from the waiver), where such loss or damage is insured against under any insurance policy carried by Landlord or Tenant and in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Landlord and Tenant shall have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.

12.7.        No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

13.           Damage or Destruction.

13.1.        Partial Damage-Insured. Subject to the provisions of paragraphs 13.2 and 13.3, if the Premises or the Building, as the case may be, are damaged and such damage was caused by an act or casualty covered under an insurance policy required to be maintained pursuant to paragraph 12.3(a), Landlord shall cause such damage to be repaired as soon as reasonably possible and this Lease shall continue in full force and effect.

13.2.        Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty, effective as of the date of the occurrence of such damage, under the following circumstances: (i) if in Landlord’s reasonable judgment the Building cannot be substantially repaired and restored under Applicable Laws within six (6) months from the date of the casualty; (ii) if adequate insurance proceeds are not for any reason (other than Landlord’s failure to obtain coverages required pursuant to paragraph 12.3(a)), including, without limitation, the casualty not being a casualty for which Landlord is required to maintain insurance pursuant to paragraph 12.3(a) or a decision made by any holder of any encumbrance covering any part of the Premises, not to make available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, in Landlord’s sole and absolute discretion) an amount sufficient to cover all of the cost of the required repairs (excluding the deductible under the policy); (iii) if the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifty percent (50%) of the full replacement cost of the Building; (iv) if the fire or other casualty occurs during the last one (1) year of the term of the Lease and the damage to the Building is material; or (v) if the casualty is caused by earthquake and the deductible amount payable under Landlord’s earthquake insurance policy exceeds $100,000.

If any of the circumstances described in subparagraphs (i), (ii), (iii) or (iv) of this paragraph 13.3 occur or arise, Landlord shall give Tenant notice within sixty (60) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above or Landlord’s estimate of the time required to complete Landlord’s repair obligations if more than nine (9) months from the date of the casualty. In the event Landlord elects to terminate this Lease, this Lease shall be terminated effective as of the date of such casualty pursuant to such notice of termination by Landlord.

13.3.        Tenant’s Right to Terminate. If (i) all or a substantial part of the Building is rendered untenantable or inaccessible by damage from fire or other casualty, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months from the date of the casualty, or (ii) the fire or other casualty occurs during the last one (1) year of the term of the Lease and the damage to the Building is material; in each of such events, Tenant may terminate this Lease by giving Landlord notice of Tenant’s election to terminate within fifteen (15) days after Landlord’s notice to Tenant pursuant to paragraph 13.2, in the case of an event described in clause (i) or within thirty (30) days after an event described in clause (ii). If Tenant elects to terminate this Lease, the Lease shall terminate effective as of the date of such casualty.

13.4.        Abatement of Rent. Notwithstanding anything to the contrary contained in paragraph 3 or elsewhere in this Lease, if the Premises are damaged such that they become unusable or partially unusable by Tenant, the rent payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant’s use of the Premises is impaired; provided that nothing herein shall be construed to preclude Landlord from being entitled to collect the full amount of any rental loss insurance proceeds. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, except as explicitly provided herein.

13.5.        Tenant’s Property. Landlord’s obligation to rebuild or restore shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

13.6.        Notice of Damage. Tenant shall notify Landlord within ten (10) days after the occurrence thereof of any damage to all or any portion of the Premises. In no event shall Landlord have any obligation to repair or restore the Premises pursuant to this paragraph 13 until a reasonable period of time after Landlord has reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the Premises), not to exceed one hundred and eighty (180) days.

13.7         Waiver of Statutes. The terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease. Landlord and Tenant hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other present or future statute to the extent inconsistent herewith.

14.           Condemnation.

14.1.        Partial Taking. Subject to the provisions of paragraph 14.2, if part of the Premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a “taking”), and a part of the Premises remains which is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the rent payable hereunder shall be reduced based upon the extent to which the partial taking shall interfere with the business carried on by Tenant on the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises in order to make the portion of the Premises not taken a complete architectural unit; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant.

14.2.        Total Taking. If fifteen percent (15%) or more of the floor area of the Building is taken, or more than twenty five percent (25%) of the land area is taken, or such part thereof is taken so that there does not remain a portion of the Premises suitable for Tenant’s continued occupancy for the uses permitted hereunder, such taking shall be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

14.3.        Distribution of Award. If a part or all of the Premises is taken, all compensation awarded upon such taking shall belong to and be paid to Landlord, except that Tenant shall receive from the award a sum attributable to Tenant’s improvements or alterations made to the Premises by Tenant at Tenant’s expense which Tenant has the right to remove from the Premises pursuant to the provisions of this Lease; or, if Tenant elects to remove any such improvements or alterations made to the Premises at Tenant’s expense, Tenant shall receive a sum for reasonable removal and relocation costs not to exceed the market value of such improvements or alterations on the date possession of the Premises is taken. Notwithstanding the foregoing, Tenant shall have the right to seek a claim against the taking authority for interruption of or damage to its business and loss of business goodwill and moving expenses.

14.4.        Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this paragraph 14.

14.5.        Waiver of Statutes. The terms of this Lease shall govern the effect of any taking of the Premises. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other present or future statute to the extent inconsistent herewith.

15.           Assignment and Subletting.

15.1.        Landlord’s Consent Required. Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld, delayed or conditioned.

15.2.        Documentation. Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord:  (i) the name and address of the proposed assignee or sublessee, (ii) true and complete copies of all documents evidencing Tenant’s prospective agreement to assign or sublease, (iii) such other information as may be reasonably requested by Landlord, and (iv) a document signed by Tenant and the proposed assignee or sublessee specifying to Landlord’s reasonable satisfaction all consideration to be received by Tenant in connection with such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this paragraph 15, the term “consideration” shall include, without limitation, all monies or other consideration of any kind, if such sums are related to Tenant’s interest in this Lease or in the Premises, including but not limited to, bonus money, and payments (in excess of fair market value thereof) for Tenant’s assets, fixtures, equipment or furniture remaining in the Premises.

15.3.        Terms and Conditions. As a condition to Landlord’s granting its consent to any assignment or sublease, Landlord may require that (i) Tenant pay to Landlord, as and when received by Tenant, one-half of the amount of any excess of such consideration to be received by Tenant in connection with said assignment or subletting over and above the base rent required to be paid by Tenant for the same month in which the consideration is received (calculated on a per square foot basis if less than all of the Premises is assigned or sublet); provided that Tenant shall first be entitled to retain an amount of such excess consideration equal to Tenant’s reasonable direct costs of the real estate brokerage commissions and attorney’s fees incurred by Tenant in connection with such assignment or subletting and the cost of tenant improvements and alterations made for the assignee or sublessee and paid for by Tenant amortized on a straight line basis over the remaining term of the Lease (or the term of the sublease in the case of a sublease); and (ii) Tenant and the proposed assignee or sublessee demonstrate to Landlord’s reasonable satisfaction that the assignee or sublessee proposes to use the Premises for substantially the same use or a use which is otherwise satisfactory to Landlord. Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite as follows (collectively, the “Required Provisions”): (i) if a sublease, that it is and shall be subject and subordinate to the provisions of this Lease, (ii) the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder or those applicable to the subleased Premises in the case of a sublease of a portion of the Premises, (iii) the termination of this Lease shall, at Landlord’s sole election, constitute a termination of every such assignment or sublease, (iv) if a sublease, in the event of a Default by Tenant, at Landlord’s sole election, the sublessee shall attorn to Landlord (in which event Landlord shall undertake the obligations of Tenant under such sublease arising after the exercise of such option; provided, however, that Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any prior defaults or breaches by Tenant), (v) if a sublease, any matter requiring the consent of the Tenant under the sublease shall also require the consent of Landlord; and (vi) the terms of this paragraph 15 shall apply to any further assignment or subletting of all of any part of the Premises by any future assignee or sublessee. In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain liable for all obligations and liabilities of Tenant under this Lease, including, but not limited to, the payment of rent. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this paragraph 15, including the requirement of Landlord’s prior written consent, with respect to any subsequent assignment or sublease. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys’ fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or subleasing, not to exceed $5,000.

15.4.        Corporate Transactions Constituting Assignment.

(a)           Any dissolution, merger, reorganization, transfer (either all at once or any time in the aggregate) of fifty percent (50%) or more of the capital stock, partnership interests or membership interests of Tenant (if Tenant is a corporation, partnership or limited liability company, respectively), or sale (either all at once or in a series of related sales) of all or substantially all of Tenant’s assets located in, on, or about the Premises, shall be deemed an assignment. Notwithstanding the foregoing. if Tenant is deemed to be a Reporting Company under the Securities and Exchange Act of 1934, the sale of more than fifty (50%) per cent of Tenant’s capital stock to a single entity or to related entities in a single transaction or series of related transactions shall be deemed to be an assignment.

(b)           Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent, without any participation by Landlord in assignment and subletting proceeds, and without giving Landlord any recapture rights, sublet the premises or assign this Lease to:  (i) an entity controlling, controlled by or under common control with Tenant; (ii) a transferee which is the resulting entity of a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) a purchaser of all or substantially all of Tenant’s stock or assets. Tenant’s foregoing rights to assign or sublease this Lease without Landlord’s prior written consent shall be subject to the following conditions: (A) Tenant shall not be in uncured Default hereunder; (B) the assignment or sublease agreement shall contain the Required Provisions; (C) other than the requirement that Tenant obtain Landlord’s consent and share with Landlord a portion of the assignment or sublease proceeds and Landlord’s recapture right, all of the provisions of this paragraph 15 shall apply with respect thereto (including, without limitation, that Tenant shall remain liable for all obligations and liabilities of

Tenant under this Lease); (D) Tenant shall provide at least thirty (30) days prior written notice to Landlord of any such assignment or subletting and promptly supply Landlord with any documents or information reasonably requested by Landlord regarding such assignment or subletting or such assignee or sublessee (provided, however, that in the event that Tenant can not legally deliver such 30 days notice, Tenant shall deliver such notice at the earliest time that it can legally do so; and (E) the entity to which the Lease is assigned or subleased has a net worth as of the date of such assignment or sublease equal to at least the greater of the net worth of Tenant as of the date of this Lease or as of the date immediately preceding such assignment or sublease. Tenant and the proposed assignee or sublessee shall provide such documentation as may be requested by Landlord to demonstrate to Landlord’s reasonable satisfaction that the condition set forth in (E) above has been satisfied. For the purposes of this Lease, the sale of Tenant’s capital stock through any public offering shall not be deemed an assignment, subletting, or other transfer of the Lease or the premises.

15.5         Recapture. In addition to Landlord’s right of approval of any proposed assignment or sublease and without limiting the other provisions of this paragraph 15, Landlord shall have the option, in the event of any proposed Major Transfer to terminate the Lease. The term “Major Transfer” as used in this Lease means an assignment or sublease which: (i) when combined with all other assignments or subleases (other than those subject to paragraph 15.4), means that more than one half of the rentable square feet in the Building would be assigned or sublet; and (ii) either the proposed assignment or sublease (including all options to extend) together with any prior assignment or sublease (including all options to extend) as of the date of the proposed assignment or sublease has a term of more than the lesser of (x) three (3) years ; (y) one half of the remaining term of the Lease as of the date of the commencement of such assignment or sublease; or (z) if the date of the commencement of such assignment or sublease is during the last three (3) years of the term of the Lease, one (1) year. If Tenant desires to determine prior to identifying a particular transaction whether Landlord intends to exercise its recapture right, Tenant shall give Landlord written notice of Tenant’s intent to enter into a Major Transfer as of the date specified in such notice (the “Major Transfer Date”), which date shall be not less than six (6) months and not more than (9) months from the date of Landlord’s receipt of such notice. Tenant shall not be required to have a particular assignment or sublease identified before giving such notice; provided, however, that Tenant shall again comply with the provisions of this paragraph 15.5 with respect a Major Transfer in the event that: (i) Tenant does not enter into a Major Transfer by the Major Transfer Date; or (ii) any assignment or sublease which is not a Major Transfer when executed later becomes one by means of any extension, expansion or otherwise (in which case Tenant shall immediately give Landlord written notice of such occurrence). Landlord shall exercise its option to terminate, if at all, by giving Tenant written notice thereof within thirty (30) days following Landlord’s receipt of Tenant’s written notice. In the event that Landlord exercises its option to terminate, the Lease shall terminate as of the Major Transfer Date or, in the event that the Major Transfer occurs as a result of any assignment or sublease which is not a Major Transfer when executed later becoming one by means of any extension, expansion or otherwise, as of the date which is six (6) months after the date of the Major Transfer. Without in any manner limiting the rights of Landlord, following any such termination by Landlord, Landlord may lease all or a portion of the Premises to any prospective assignee or subtenant proposed by Tenant, without liability to the Tenant. Landlord’s failure to exercise such termination right as herein provided shall not be construed as a waiver of Landlord’s right with respect to any other assignment or sublease constituting a Major Transaction or as Landlord’s consent to any proposed assignment or subletting and Tenant shall comply with the terms of this paragraph 15 with respect thereto.

15.6.        Landlord’s Remedies. Any assignment or sublease without Landlord’s prior written consent (if required pursuant to this paragraph 15) shall at Landlord’s election be void, and shall constitute a default. If Tenant shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises without Landlord’s prior written consent, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord’s rights and remedies under this paragraph 15, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

15.7.        Encumbrances, Licenses and Concession Agreements. Except as permitted herein, Tenant shall not encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Landlord’s prior written consent which consent shall not unreasonably be withheld or delayed subject to the terms and conditions referred to in paragraph 15.2 above, and Tenant’s granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this paragraph 15.

16.           Default by Tenant.

16.1.        Event of Default. The occurrence of any one or more of the following events (an “Event of Default”) shall constitute a default and breach of this Lease by Tenant:

(a)           The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within five (5) days after Tenant receives written notice thereof from Landlord;

(b)           Tenant’s failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that, where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently continues to pursue all reasonable efforts to complete said cure until completion thereof. Said written notice shall constitute those required under California Code of Civil Procedure, Section 1161, et seq.;

(c)           Tenant abandons the Premises for more than thirty (30) days or violates the restrictions on assignment or subletting in paragraph 15;

(d)           Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 60 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(e)           Tenant fails, within sixty (60) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within thirty (30) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

16.2.        Remedies. Upon any Event of Default, Landlord shall have the following remedies in addition to all other rights and remedies provided by law or equity:

(a)           The rights and remedies provided by California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;; or

(b)           Landlord may terminate the Tenant’s right to possession by giving Tenant thirty (30) days written notice of termination. Thirty (30) days after the giving of the notice, this Lease and all of Tenant’s rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant.

Tenant hereby waives its right under California Code of Civil Procedure Section 1179. In the event this Lease is terminated pursuant to this paragraph 16.2(b), Landlord may recover from Tenant:

(i)            the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

(ii)           the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus

(iii)the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

(iv)          any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in subparagraphs (i) and (ii) of this paragraph 16.2(b) shall be computed by allowing interest at the greater of ten percent (10%) per annum or the Bank of America reference rate as of the date thereof plus two percent (2%) per annum. The “worth at the time of the award” of the amount referred to in subparagraph (iii) of this paragraph 16.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The term “time of award” as used in subparagraphs (i), (ii) and (iii) shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant’s breach of this Lease. The term “rent” as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(c)           Upon any termination of Tenant’s possession of the Premises or the abandonment of the Premises by Tenant, Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(d)           This Lease may be terminated by a judgment specifically providing for termination, or by Landlord’s delivery to Tenant of written notice specifically terminating this Lease in accordance with applicable law. In no event shall any one or more of the following actions by Landlord alone, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease or a waiver of Landlord’s right to recover damages under this paragraph 16:

(i)            appointment of a receiver in order to protect Landlord’s interest hereunder;

(ii)           consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

(iii)          any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portion thereof for the account of Tenant and in the name of Tenant.

16.3.        Landlord’s Right to Perform Tenant’s Obligations. If Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, then after the cure period provided herein and after reasonable notice to Tenant, Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following notice to Tenant of any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

16.4.        Interest on Past Due Obligations. Any amount due to Landlord hereunder and not paid within the cure period provided herein shall bear interest at the lesser annual rate of (i) ten percent (10%); or (ii) the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

16.5.        Additional Rent. All sums payable by Tenant to Landlord or to third parties under this Lease shall be payable as additional sums of rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in paragraph 3 as may then be overdue, but also all such additional sums of rent as may then be overdue.

16.6         Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by paragraph 22 shall replace and satisfy statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute

16.7.        Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.

17.           Default by Landlord.

17.1.        Cure Period. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

17.2.        Mortgagee Protection. If any deed of trust or mortgage encumbers the Premises, in the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises whose address shall have been furnished to Tenant and before Tenant shall have any right to terminate this Lease Tenant shall grant such beneficiary or mortgagee a reasonable period within which to cure the default, including a reasonable period to obtain possession of the Premises by private power of sale if such action is necessary to effect a cure. The provisions of this Lease may require approval by a financial institution making a loan secured by the Premises. If any such institution should require as a condition to such financing any modification of the provisions of this Lease, Tenant will approve and execute such modifications provided no such modification shall relate to the rent payable hereunder, the length of the term or materially alter the rights or obligations of Landlord or Tenant.

18.           Advertisements and Signs. Tenant shall not place or permit to be placed any sign, display, advertisement, or decoration (“sign”) on the exterior of the Building, or elsewhere on the Premises, without all necessary approvals from the City of Palo Alto and the prior written consent of Landlord, which consent shall not be unreasonably withheld, as to the color, size, style, character, content, and location of each such sign. The cost of Tenant’s sign(s) and their installation, maintenance and removal (including any necessary repairs to the Building or any other part of the Premises caused by such removal) shall be Tenant’s sole cost and expense. Upon termination of this Lease, Tenant shall remove any sign which it has placed on the Premises or the Building, and shall repair any damage caused by the installation or removal of such sign.

19.           Entry by Landlord. Landlord and its agents shall be entitled to enter into and upon the Premises at all reasonable times upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for purposes of (i)exercising its rights under this Lease; (ii) posting notices of non-responsibility for alterations, additions, or repairs, (iii) during the final year of the lease term for the purpose of placing upon the Premises any ordinary “for sale” signs, and during the one hundred eight (180) day period prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “for lease” signs and exhibit the Premises to prospective tenants at reasonable hours; (iv)determining whether the Premises are in good condition; (v) performing any maintenance or repair of the Building or Premises that Landlord has the right or obligation to perform; (vi) determining whether Tenant is complying with its obligations under this Lease (including, without limitation, its obligations under paragraph 5); or(vii) doing any other act or thing necessary for the safety or preservation of the Building or the Premises, all without any abatement of rent and without liability to Tenant for any injury or inconvenience to or interference with Tenant’s business, quiet enjoyment of the Premises, or any other loss occasioned thereby, except for Landlord’s gross negligence or willful misconduct. Landlord’s rights of entry as set forth in this paragraph shall be subject to the reasonable security regulations of Tenant and good laboratory practices as determined by Tenant, and to the requirement that Landlord shall at all times act in a manner designed to minimize interference with Tenant’s business activities on the Premises.

20.           Subordination and Attornment.

20.1.        Subordination. This Lease shall be subject and subordinate to any mortgage, deed of trust, ground lease or other instrument of security now of record or which is recorded after the date of this Lease affecting the land and Building, or land or Building, of which the Premises form a part, and such subordination is hereby made effective without any further act of Tenant; provided that such subordination shall not be effective with respect to any mortgage, deed of trust, ground lease or other instrument or security recorded after the date of this Lease unless Landlord first obtains from the lender or ground lessor a written agreement that provides in essence that as long as Tenant performs its obligations under this Lease within any applicable notice and cure periods, no foreclosure of, deed given in lieu of foreclosure, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant’s rights or increase Tenant’s obligations under this Lease. Tenant shall execute and deliver to Landlord any written agreement and any other documents reasonably required by the lender or ground lessor to accomplish the purposes of this paragraph, within ten (10) days after delivery thereof to Tenant; provided that, in any case where Tenant is entitled to the above-described nondisturbance agreement, either prior to or concurrently with the request Tenant is provided the required nondisturbance agreement by the lender or ground lessor. Anything in this paragraph 20.1 to the contrary notwithstanding, if a lender so elects in writing, this Lease shall be deemed superior to the lien held by the lender, regardless of the date of recordation of the lien, and Tenant will execute an agreement confirming the lender’s election on request. Landlord represents that there is no loan currently outstanding which is secured by the Premises.

20.2.        Attornment. Subject to the foregoing paragraph 20.1, Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease.

21.           Estoppel Certificates and Financial Statements.

21.1.        Estoppel Certificates. Tenant shall, within ten (10) days following request by Landlord, execute and deliver any documents, including estoppel certificates, in any reasonable form presented by Landlord:  (i) certifying that this Lease has not been modified or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if at all, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of either party hereunder, or if there are uncured defaults, stating the nature of such uncured defaults, (iv) evidencing the status, to Tenant’s knowledge, of this Lease (with respect the subordination thereof or any other matter) as may be required either by a lender making a loan to be secured by a deed of trust or mortgage encumbering the Premises or a purchaser of the Premises from Landlord; and (v) stating any other information as Landlord may reasonably request. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Premises shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within five (5) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord, including any profits or other benefits from any sale or financing of the Premises or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

21.2.        Financial Statements Within ten (10) days after written request therefor, which request shall not be made more frequently than twice per year, Tenant shall deliver to Landlord a copy of Tenant’s most current financial statements (including at least a year end balance sheet and a statement of operations) of Tenant (and of each guarantor, if any, of Tenant’s obligations under this Lease) and for each of the three most recently completed years (if available), prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent quarterly statements, and such other financial information as may reasonably be requested by Landlord or required by any lender. This requirement shall not apply in any period during which Tenant is a “reporting company” as defined in the Securities and Exchange Act of 1934.

22.           Notices. Any notice, approval, request, demand or consent (collectively “notice”) required or desired to be given under this Lease shall be in writing and shall be delivered (i) by United States mail, registered or certified, postage prepaid, (ii) by a recognized courier service with proof of delivery and addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph, or (iii) by receipted facsimile to the number indicated below, with a hard copy delivered in accordance with clauses (i) or (ii). At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth below:

Landlord:	California Pacific
Commercial Corporation
2200 Sand Hill Road, Suite 230
Menlo Park, CA 94025
Attn: Dan McGanney III,
President
Facsimile:

With a copy to:	Stephen L. Englert
Epstein, Englert, Staley &
Coffey
425 California Street, 17th
Floor
San Francisco, CA 94104
Facsimile: (415) 398-6938

Tenant:	Anacor Pharmaceuticals, Inc.

Prior to the
Commencement Date:	1060 East Meadow Circle
Palo Alto, CA 94303-4230

Attn: Chief Financial Officer
Facsimile: (650) 424-8144

Following the
Commencement Date:	At the Premises

With a copy to:	Greenberg Traurig, LLP
1900 University Avenue
East Palo Alto, CA 94303
Attn: Toni Pryor Wise
Facsimile: (650) 426-7887

Any notice delivered by mail pursuant to this paragraph shall be deemed to have been delivered three (3) business days after the posted date of mailing.

23.           Waiver. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

24.           No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, or an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) the earliest Base Rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to receive payment of the balance of such rent and/or other sums or to Landlord’s right to pursue any remedies to which Landlord may be entitled to recover such balance.

25.           Attorneys’ Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an “action”) shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorneys’ fees and costs and expenses incurred in connection with the prosecution or defense of such action (including any appeal and enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. “Prevailing party” within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other’s payment of the sums allegedly due for performance of the covenants allegedly breached, or if the party commencing such action obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

26.           Surrender. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the Commencement Date (reasonable wear and tear, losses due to casualty and condemnation and Landlord’s repair obligations excepted) with all holes in walls repaired,  all HVAC equipment in good operating order and in good repair (reasonable wear and tear, losses due to casualty and condemnation and Landlord’s repair obligations excepted), and the Premises in broom clean condition, all to the reasonable satisfaction of Landlord. In addition, prior to the expiration or earlier termination of this Lease Tenant shall:  (a) upon Landlord’s request, remove all telephone and other cabling installed in the Building by Tenant; (b) remove from the Premises all Tenant’s personal property and trade fixtures, and all property not so removed shall be deemed abandoned by Tenant; and (c) remove all alterations that Landlord has elected to require Tenant to remove ; and Tenant shall repair any damage and perform any restoration work caused by removal of any of the foregoing items. If such removal is not completed within the time periods required herein, Landlord shall have the right (but no obligation) to remove the same and Tenant shall be liable to Landlord for costs of removal of any abandoned trade fixtures or equipment of Tenant, or of any alterations Tenant fails to remove if required by this Lease, together with the cost of returning the Premises to the condition required by this Lease, and the transportation and storage costs of such items. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the lease term.

Normal wear and tear, for purposes of this provision, shall be construed to mean wear and tear caused to the Premises by the natural aging process that occurs in spite of application of good standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which should have been attended to by Tenant in accordance with the requirements of this Lease.

27.           Holding Over. Unless Tenant exercises in a timely manner its option to extend the term, this Lease shall terminate without further notice at the expiration of the initial lease term. Any holding over after the expiration shall be at one hundred seventy five percent (175%) of the monthly Base Rent for the last month of the lease term for the first month and thereafter be at two hundred percent (200%) of the monthly Base Rent for the last month of the lease term, unless otherwise agreed in writing by Landlord, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, actions, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees, arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including, without limitation, (i) any rent payable by or any loss, cost, or damages paid by Landlord to any subsequent tenant of the Premises, and (ii) Landlord’s damages as a result of a tenant terminating, a subsequent lease of the Premises by reason of such failure to timely surrender the Premises. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the lease term or give Tenant any rights in or to the Premises unless otherwise expressly provided in this Lease.

28.           Transfer of Premises by Landlord. The term “Landlord” as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance by automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during his or its respective period of ownership except for any prior uncured defaults unless Tenant failed to specify the default in an estoppel certificate requested for the benefit of such successor.

29.           General Provisions.

29.1.        Entire Agreement. This instrument including the Exhibits attached hereto contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

29.2.        Time. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days unless otherwise specifically stated.

29.3.        Captions. The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

29.4.        California Law; Construction. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

29.5.        Gender; Singular and Plural. When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation or a joint venture, and the singular shall include the plural.

29.6.        Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

29.7.        No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

29.8         Tenant Representations and Warranties. Tenant hereby represents and warrants the following to Landlord:

(i)            Authority. Tenant has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Lease.

(ii)           Due Execution. This Lease and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Tenant are duly authorized, executed and delivered by Tenant.

(iii)          Consents; No Conflict. Tenant has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, or applicable law. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Lease or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, to which Tenant is a party.

29.9.        Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either of the parties hereto.

29.10.      Amendments. This Lease may be amended by written agreement of amendment executed by both parties, but not otherwise.

29.11.      Memorandum of Lease. Neither party may record this Lease or a short form memorandum hereof without the prior written consent of the other party.

29.12.      Merger. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

29.13.      Real Estate Brokers. Except as provided in this paragraph 29.13, each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Lease, and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has dealt. Landlord and Tenant each has engaged Cornish & Carey Commercial in connection with this transaction and Landlord shall be obligated to pay any and all commissions or fees which may be due said broker in connection with this transaction pursuant to its agreement with said broker. The parties acknowledge that Cornish & Carey Commercial has disclosed that certain of its agents have ownership interests in Landlord.

29.14.      Limitation on Liability. If Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, such judgment shall be satisfied only out of Landlord’s interest in the Premises or out of the rents, profits, income or insurance proceeds received by Landlord with respect to its right, title and interest in the Premises. No other real, personal or mixed property of Landlord shall be subject to levy to satisfy any such judgment and Landlord shall have no personal liability under this Lease.

29.15.      Quiet Enjoyment. Landlord agrees to and shall in the commencement of this Lease place Tenant in quiet possession of the Premises and shall secure it in the quiet possession thereof against all persons lawfully claiming the same during the lease term.

29.16.      Third Party Beneficiaries. Except as otherwise expressly provided in this Lease, Landlord and Tenant do not intend by any provision of this Lease to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Lease.

29.17.      Interpretation. Each party acknowledges and agrees that this Lease: (i) has been reviewed by it and its counsel; (ii) is the product of negotiations between the parties, and (iii) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Lease, the parties agree that any ambiguity in the language of the Lease is to not to be resolved against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Lease and the intent of the parties as manifested hereby.

29.18.      Joint and Several Liability. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several.

29.19.      Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

“Landlord”

CALIFORNIA PACIFIC COMMERCIAL
CORPORATION, a California
corporation

Dated: Oct. 5, 2007	By:	/s/Daniel J. McGanney, III
Daniel J. McGanney, III
President

“Tenant”

ANACOR PHARMACEUTICALS, INC.,
a Delaware corporation

Dated: Oct. 5, 2007	By:	/s/ Christine Gray-Smith
Its: Senior Vice President and
Chief Financial Officer

EXHIBITS

Exhibit A	Description of Premises

Exhibit B	Work Letter Agreement

Exhibit C	Intentionally Omitted

Exhibit D	Permitted Uses

PROPERTY DESCRIPTION 1020 EAST MEADOW CIRCLE

PALO ALTO, CALIFORNIA

Parcel Three, Parcel Map Recorded

April 22, 1974, Map Book 338 Page 4

Santa Clara County Records

EXHIBIT “A”

EXHIBIT “B”

WORK LETTER AGREEMENT

This Work Letter Agreement (The “Agreement”) supplements the Lease dated October 5, 2007, executed concurrently herewith by and between CALIFORNIA PACIFIC COMMERCIAL CORPORATION (“Landlord”) and ANACOR PHARMACEUTICALS, INC. (“Tenant”).

1.             General.

(a)           The purpose of this Agreement is to set forth how the Tenant Improvements (as defined in Section 4 below) in the Premises are to be constructed, who will undertake the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the procedure for preparation and Landlord’s approval of the Final Plans (as defined in Section 2 below).

(b)           Except as defined in this Agreement to the contrary, all terms used in this Agreement shall have the same meaning given them in the Lease. When work, services, consents or approvals are to be provided by or on behalf of Landlord, the term “Landlord” shall include Landlord’s agents, contractors, employees and affiliates.

(c)           The provisions of the Lease (including, without limitation, the provisions of paragraph 7), except to the extent inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

(d)           The Tenant Improvements shall be constructed pursuant to this Agreement by Tenant. Landlord shall provide the Tenant Improvement Allowance (as defined in Section 5(a) below.

(e)           Tenant shall make all Tenant Improvements to the Premises. All work done by or for Tenant on the Premises shall be in conformity with all applicable Laws. The term “Laws” as used in this Lease shall mean all laws, statutes, codes, rules or regulations applicable to the Building. Tenant shall obtain at its expense all necessary permits for construction of the Tenant Improvements.

2.             Preparation of Plans. Tenant shall arrange for the preparation of the plans and specifications for its proposed Tenant Improvements in accordance with this paragraph 2 by a licensed architect approved by Landlord, in the reasonable exercise of its discretion.

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(a)           Preparation and Approval of Preliminary Plans.

(i)            Tenant shall have prepared preliminary plans showing all of its proposed Tenant Improvements to the Premises (the “Preliminary Plans”).

(ii)           Tenant shall submit to Landlord the Preliminary Plans for Landlord’s review and approval. Within ten (10) days after Landlord receives the Preliminary Plans, Landlord shall either approve or disapprove the Preliminary Plans; provided, however, that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. In the event that Landlord disapproves the Preliminary Plans, Landlord shall return the Preliminary Plans to Tenant together with the reasons for Landlord’s disapproval (each, a “Design Problem”). Tenant shall make the changes necessary in order to correct the Design Problems and shall return the Preliminary Plans to Landlord which Landlord shall approve or disapprove within five (5) days after Landlord receives the revised Preliminary Plans. This procedure shall be repeated until the Preliminary Plans are finally approved by Landlord and written approval has been delivered to and received by Tenant.

(b)           Preparation and Approval of Working Drawings.

(i)            After the Preliminary Plans are approved by Landlord, Tenant shall submit to Landlord drawings (“Working Drawings”) which shall be compatible with the design, construction and equipment of the Building, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements and the permits for such Tenant Improvements and contain all plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans,  and special security systems, if applicable.

(ii)           Landlord shall approve the Working Drawings within ten (10) days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the Working Drawings and shall return the Working Drawings to Tenant. Tenant shall make the changes necessary and shall return the Working Drawings to Landlord, which Landlord shall approve or disapprove within five (5) days after Landlord receives the revised Working Drawings. This procedure shall be repeated until all of the Working Drawings are finally approved by Landlord and written approval has been delivered to and received by Tenant. The Working Drawing so approved are referred to as the “Final Plans”.

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(iii)          Tenant shall verify, in the field, the dimensions and conditions as shown on the relevant portions of any Building plans provided by Landlord to Tenant. Tenant shall be solely responsible for the same and Landlord shall have no responsibility in connection therewith.

(c)           No Liability for Approval. Landlord’s review and approval of the Preliminary Plans, Working Drawings, the Final Plans(collectively, the “Construction Drawings”) or other documents shall be for its sole purpose and not constitute any representation or warranty by or on behalf of Landlord as to the adequacy, efficiency, suitability, fitness or desirability of any space layout or improvements or otherwise constitute assumption by Landlord of any responsibility for the accuracy or sufficiency thereof, or to be interpreted as a statement of compliance with code requirements. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.             Contractor. Tenant shall select a contractor (“Contractor”) subject to the approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant may have Landlord approve three (3) or more contractors prior to any competitive bidding. Work involving sprinkler, plumbing, mechanical, electrical power, lighting or fire safety systems of the Building shall be performed only by subcontractors approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

4.             Tenant Improvements. The term “Tenant Improvements” shall mean all improvements shown in the Final Plans. The Tenant Improvements shall be constructed in accordance with the Final Plans. No material changes shall be made to the Final Plans without the prior approval of Landlord in accordance with paragraph 6 below and obtaining all requisite governmental approvals for such changes. All Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises before or after the Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof except to the extent arising from the gross negligence or willful misconduct of Landlord or any party acting on Landlord’s behalf, except as otherwise provided in the Lease. Except as provided in paragraph 5 below, all cost of construction shall be borne by Tenant. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord “as-built” plans and specifications therefor.

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5.             Tenant Improvement Allowance.

(a)         Amount. Landlord will pay to Tenant an amount equal to Three Hundred Sixty Nine Thousand Six Hundred Dollars ($369,600) (“Tenant Improvement Allowance”) as reimbursement for the costs of the construction of the Tenant Improvements, including any amount paid for design, space planning, consultants, construction drawings, laboratory construction (including the cost of purchase and installation of fume hoods), IT/wiring costs, cosmetic upgrades, office renovation and related plumbing, HVAC and electrical upgrades. No portion of the Tenant Improvement Allowance may be used for furnishings, trade fixtures, or other items or equipment (such as laboratory benches) that are that are removable by Tenant upon the expiration of the term of the Lease.

(b)           Disbursement. The Tenant Improvement Allowance shall be paid to Tenant upon substantial completion of the Tenant Improvements. As a condition precedent to the payment of the Tenant Improvement Allowance, Tenant shall have (i)substantially completed the Tenant Improvements and delivered to Landlord (A) a certification from Tenant’s architect that the Tenant Improvements have been completed substantially in accordance with the Final Plans and (B) a copy of the occupancy permit issued by the City of Palo Alto; (ii)provided Landlord with copies of paid invoices for the entire cost of the Tenant Improvements; (iii) provided Landlord with appropriate unconditional mechanic’s lien releases with respect to all of the work performed in the construction of the Tenant Improvements; and (iv) have provided evidence reasonably satisfactory to Landlord that the statutory time period for filing liens has expired and that no mechanics or other liens have been filed in connection with the construction of the Tenant Improvements.

6.             Change Orders. In the event that Tenant requests any changes to the Final Plans, Landlord shall not unreasonably withhold, delay or condition its consent to any such changes.

7.             No Fee to Landlord. Landlord shall receive no fee for supervision, administration, profit, overhead or general conditions in connection with the Tenant Improvements.

8.             Bonding. Landlord shall have the right to require the Contractor to obtain a payment and performance bond in form reasonably acceptable to Landlord in the event that the Contractor is not on the approved list attached hereto as Exhibit A.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

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LANDLORD:

CALIFORNIA PACIFIC COMMERCIAL CORPORATION

By:	/s/ Daniel McGanney
President

TENANT:

ANACOR PHARMACEUTICALS, INC.

By:	Christine Gray-Smith
Senior Vice President and Chief Financial Officer

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Exhibit “D”

Reportable Uses

Approved “Reportable Uses” are those for which the following permits are required:

	Permit or License	Administering Agency	Description
1)	Hazardous Material Use Permit	City of Palo Alto	Permits the storage, handle, and use of hazardous materials.

2)	Wastewater discharge permit	City of Palo Alto	Allows discharge of industrial wastewater for treatment at the local PTOW.

3)	Medical Waste Permit	Santa Clara County	Permit the shipment for proper controlled disposal of biowaste material.

4)	Air Emissions Permit	Bay Air Quality Control District	Permits the use of an emergency generator.

5)	Radiological Use License	Cal Radiological Health Branch	Allows the use of radioisotopes in select lab processes.

6)	EPA Id Number	Environmental Protection Agency	Allows hazardous waste shipment for proper disposal.

7)	Control Substance Permit	Drug Enforcement Agency	Permits the possession of select narcotics for research purposes.